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                                                                    EXHIBIT 10.n


THE RIGHTS AND REMEDIES OF MARRIOTT CORPORATION AND ITS SUCCESSORS AND ASSIGNS, UNDER THIS INSTRUMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF JUNE 30, 1993, AS AMENDED FROM TIME TO TIME, BY AND AMONG MARRIOTT CORPORATION, NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION AND MARRIOTT DIVERSIFIED AMERICAN HOTELS, L.P.

                                 PROMISSORY NOTE
                                 ---------------

$13,000,000.00                                                     June 30, 1993


         For value received, MARRIOTT DIVERSIFIED AMERICAN HOTELS, L.P., a Delaware limited partnership (the "Payor"), hereby promises to pay to the order of MARRIOTT CORPORATION (the "Payee"), at such time or times as provided in the Agreement hereinafter referred to, at the Payee's offices at 10400 Fernwood Road, Bethesda, Maryland, in lawful money of the United States, the principal amount of $13,000,000.00, and the Payor further promises to pay interest at said office, in like money, from the date hereof on the principal amount owing hereunder from time to time, at the borrowing rate and compounded as provided for in Section 11.2 of the Amended and Restated Line of Credit and Reimbursement Agreement (the "Agreement") dated as of June 30, 1993, among the Payor, Marriott MDAH One Corporation and the Payee. Interest and principal shall be payable at the times stated in the Agreement, at maturity (whether by acceleration or otherwise) and upon any prepayment hereof as provided in Section IV.1 of the Agreement (to the extent thereof).

         This Note is the Note referred to in the Agreement and is entitled to the benefits thereof. No partner of the Payor shall have individual liability with respect to the indebtedness owing to the Payee hereunder. Payee agrees to look solely to the assets of the Payor as the source of repayment hereunder.

         In case an event of default shall occur and be continuing under the Agreement and not be cured within applicable grace periods, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement, presentment, demand, protest, or notice of any kind being expressly waived.

         This Note evidences indebtedness incurred prior to the date hereof on which interest in the amount of $1,824,345.00 as of the hereof has accrued and remains owing
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         This Note and the rights and obligations of the Payor and the Payee shall be construed in accordance with and governed by the laws of the State of Delaware.

                                         MARRIOTT DIVERSIFIED AMERICAN
                                           HOTELS, L.P.

                                         By:   Marriott MDAH One Corporation,
                                                its General Partner


                                               By:  Jeffrey P. Mayer
                                                   -------------------------
                                               Its: Vice President
                                                   -------------------------



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